UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2024

Quantum Corporation
(Exact name of registrant as specified in its charter)

Delaware		001-13449	94-2665054
(State or other jurisdiction of incorporation or organization)		(Commission File No.)	(I.R.S. Employer Identification No.)

224 Airport Parkway	Suite 550
San Jose	CA		95110
(Address of Principal Executive Offices)			(Zip Code)

(408)	944-4000
Registrant's telephone number, including area code

(Former name, former address and former fiscal year, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	QMCO	Nasdaq Global Market

Check the appropriate box below if the Form 8-K ﬁling is intended to simultaneously satisfy the ﬁling obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 4, 2024, Quantum Corporation (the “Company”) was notified by the Nasdaq Stock Market LLC (“Nasdaq”) that it was not in compliance with Nasdaq‘s minimum Market Value of Publicly Held Shares requirement of $15,000,000, as set forth in Nasdaq Listing Rule 5450(b)(3)(C), for 30 consecutive business days. Nasdaq Listing Rule 5810(c)(3)(D) provides that a failure to meet the continued listing requirement for Market Value of Publicly Held Shares shall be determined to exist only if the deficiency continues for a period of 30 consecutive business days.

The notification has no immediate effect on the Company’s Nasdaq listing, and the Company has 180 calendar days from the notification date to regain compliance with Nasdaq Listing Rule 5450(b)(3)(C). If at anytime during this 180-day period the Company’s Market Value of Publicly Held Shares closes at $15,000,000 or more for a minimum of ten consecutive business days, the Company will regain compliance, unless Nasdaq exercises its discretion to extend this 10-day period of compliance.

The Nasdaq notification has no impact on the Company’s business operations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Quantum Corporation
(Registrant)

October 10, 2024	/s/ Brian E. Cabrera
(Date)	Brian E. Cabrera
Senior Vice President, Chief Administrative Officer, and Corporate Secretary